                                                                  Exhibit (a)(5)

CONTACT: The Altman Group, Inc.
         (800) 467-0821 (toll free)

FOR IMMEDIATE RELEASE

       AIMCO PROPERTIES, L.P. ANNOUNCES FURTHER EXTENSION OF TENDER OFFERS

                  DENVER, COLORADO, December 10, 2004 - As previously announced, AIMCO Properties, L.P. is offering to purchase any and all units of limited partnership interest in the partnerships set forth below, subject to the terms of the respective Litigation Settlement Offers (as amended and supplemented, the "Offers"). AIMCO Properties, L.P. has now further extended the expiration date of each of the Offers to midnight, New York City time, on December 28, 2004. The Offers were previously scheduled to expire at midnight, New York City time, on December 15, 2004. AIMCO Properties, L.P. has reported, based on information provided by the Information Agent for the Offers, that as of the close of business on December 9, 2004, the approximate number of units set forth below had been tendered pursuant to each of the Offers.

Name of Partnership                                   Number of Units Tendered
-------------------                                   ------------------------
Angeles Income Properties, Ltd. II                    2,827

Angeles Income Properties, Ltd. 6                     1,661

Angeles Partners XI                                   1,775

Angeles Partners XII                                  1,506

Century Properties Fund XVII                          2,484

Consolidated Capital Institutional Properties         4,370.2

Consolidated Capital Properties IV                    15,905.5

National Property Investors 4                         972

National Property Investors 6                         1,584

Shelter Properties II Limited Partnership             521

Shelter Properties IV Limited Partnership             1,151

Shelter Properties V Limited Partnership              640


                  For further information, please contact The Altman Group, Inc at (800) 467-0821 (toll free), which is acting as the Information Agent for the Offers.